Exhibit 99.6

EVERCORE

October 7, 2016

The Board of Directors of

Envision Healthcare Holdings, Inc.

6200 South Syracuse Way, Suite 200

Greenwood Village, CO 80111

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 15, 2016, to the Board of Directors of Envision Healthcare Holdings, Inc. (the “Company”) as Annex E to, and reference thereto under the captions “Summary—The Mergers and the Merger Agreement—Opinions of Envision’s Financial Advisors—Opinion of Evercore Group L.L.C.”, “—Opinion of Envision’s Financial Advisor—Evercore”, “—The Mergers—Background of the Mergers”, “—The Mergers—Envision’s Reasons for the Mergers; Recommendation of the Envision Board” and “—The Mergers —Opinions of Envision’s Financial Advisors—Evercore” in, this joint proxy statement/prospectus included in Amendment No. 2 to the Registration Statement on Form S-4 filed by New Amethyst Corp. with the U.S. Securities and Exchange Commission on October 7, 2016 (the “Registration Statement”), and relating to the proposed mergers involving the Company, AmSurg Corp., and its wholly-owned subsidiary New Amethyst Corp. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Matthew McAskin
Matthew McAskin
Senior Managing Director

EVERCORE GROUP L.L.C. 55 EAST 52ND STREET    NEW YORK, NY 10055    TEL: 212.857.3100    FAX: 212.857.3101    ny-1242275